UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2004
 Date of Report (Date of earliest event reported):

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 1300
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 6, 2004, we entered into an Asset Purchase Agreement with Commerce Acquisition LLC (the "Buyer"), a Delaware limited liability company and wholly-owned subsidiary of ComVest Investment Partners II LLC and DCC Ventures, LLC (collectively, the "Secured Creditors"). The Secured Creditors became our secured creditors in connection with a $5 million Note and Warrant Purchase Agreement entered into on December 31, 2003 pursuant to which the Secured Creditors loaned us $5 million in return for a $5 million promissory note, warrants to purchase our common stock and a security interest in certain of our assets.

Under the Asset Purchase Agreement, we have agreed to sell substantially all of our assets to the Buyer in exchange for (i) reduction of our debt to the Secured Creditors from approximately $5.1 million in principal and interest to $1 million; (ii) release of the Secured Creditors' liens on certain collateral; (iii) permission to use the Secured Creditors' cash collateral, if any, during our bankruptcy proceedings; and (iv) an agreement to provide cash to fund salaries of certain of our employees, to the extent necessary, during bankruptcy.

The consummation of the transactions contemplated by the Asset Purchase Agreement is subject to approval of a bankruptcy court, satisfaction of various closing conditions and other terms and conditions, all as more specifically set forth in the Asset Purchase Agreement, attached hereto as Exhibit 2.1, which is incorporated by reference herein. The asset sale will be subject to a competitive bidding process in which third parties will have the opportunity to bid on the assets to be sold under the Asset Purchase Agreement. An initial competing bid must meet certain conditions set forth in the Asset Purchase Agreement and must exceed Buyer's present bid and the court approved break-up fee by at least $50,000. In connection with seeking court approval of the sale, we will request the Bankruptcy Court to approve a break-up fee of an amount equal to $200,000 plus Buyer's reasonable out of pocket expenses up to $200,000.

As of the closing of the transaction with Buyer, assuming no topping bid is made, we expect that our liabilities will exceed our assets. We anticipate that proceeds from the asset sale will be insufficient to satisfy all of our debts and obligations. Consequently, it is highly unlikely that any amounts will be paid to our preferred or common stockholders.

Item 1.03. Bankruptcy or Receivership

On October 6, 2004, we and Commerce One Operations, Inc., our wholly-owned subsidiary, each filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of California ("Bankruptcy Court"). The cases are being administered under the captions "In re:  Commerce One Inc., Debtor" and "In re:  Commerce One Operations, Inc., a wholly-owned subsidiary of Commerce One, Inc., Debtor." We will continue to operate our businesses as a "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective upon the filing of the bankruptcy petition in the Bankruptcy Court, Mark B. Hoffman resigned as our Chairman, Chief Executive Officer, President and a director; and John Balen, Stewart Schuster and Alex Vieux resigned as directors.

Item 8.01. Other Events

Our bankruptcy filing will likely trigger action by the Nasdaq National Market to de-list our equity securities. Immediately after filing for bankruptcy, to the extent our common stock still trades, we expect it to trade under the ticker symbol "CMRCQ." If we are de-listed, there may a very limited market, or no market, in which our securities are traded and our stockholders may find it difficult to sell their shares of our common stock. As a result of our bankruptcy filing and the potential de-listing of our securities by the Nasdaq National Market, our holders of preferred stock may have a right to redeem their shares.

Item 9.01. Financial Statements and Exhibits

(c)   Exhibits

2.1    Asset Purchase Agreement by and between Commerce One, Inc. and Commerce One Operations, Inc. as Seller; Commerce Acquisition LLC as Buyer; and ComVest Investment Partners II LLC and DCC Ventures, LLC as Secured Creditors for the limited purposes set forth therein, dated October 6, 2004

* * * * *

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning expectations regarding our efforts to sell all or substantially all of our assets, our asset and liability positions following the asset sale, our ability to continue to fund our operations, our inability to meet all of our debts and obligations, the de-listing of our securities and the lack of any active market for our securities. These statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: our ability to close the asset sale in a timely fashion or at all; our ability to meet the closing conditions in the Asset Purchase Agreement; receipt of bankruptcy court approval of the sale of our assets and related matters; constraints imposed by our limited capital; our ability to obtain sufficient funds in the time period required in order to fund our ongoing operations; the inability to collect our outstanding accounts receivable; the depressed market for new technology investments; our ability to generate interest in our assets in a sale context; actions taken by regulatory bodies that are out of our control; various external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003, our quarterly report on Form 10-Q for the quarter ended June 30, 2004 and our current reports on Form 8-K. The information provided in this current report on Form 8-K is current as of the date of its publication. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: October 6, 2004

EXHIBIT INDEX
Exhibit No.	Description
2.1

Asset Purchase Agreement by and between Commerce One, Inc. and Commerce One Operations, Inc. as Seller; Commerce Acquisition LLC as Buyer; and ComVest Investment Partners II LLC and DCC Ventures, LLC as Secured Creditors for the limited purposes set forth therein, dated October 6, 2004      PDF